EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

BioScrip COMPLETES ACQUISITION OF
carepoint home infusion business

Elmsford, NY – August 26, 2013 – BioScrip®, Inc. (NASDAQ: BIOS) today announced that it has completed the previously announced acquisition of the business of CarePoint Partners Holdings LLC and its subsidiaries (collectively, “CarePoint Partners”), a leading national provider of home and alternate-site infusion therapy for patients with complex, acute and chronic illnesses.

“We are pleased to announce the closing of the CarePoint Partners acquisition. This transaction marks another step in our strategy to build national scale in our core infusion business. We continue to see significant acquisition opportunities for additional growth, market expansion and consolidation in this highly-fragmented industry,” stated Rick Smith, President and Chief Executive Officer of BioScrip.

“We welcome the employees of CarePoint Partners to the BioScrip team. With a shared focus on high-quality customer service and clinical excellence, we look forward to their contributions towards our goal of creating the leading national provider of infusion therapy,” added Smith.

Dana Soper, Chief Executive Officer of CarePoint Partners, stated, “We are pleased to join the BioScrip organization. Over the past several months, our respective teams have been working diligently on integration planning to ensure a smooth transition for our payors, employees and patients. As a combined entity, we can further leverage our respective capabilities and continue to deliver on our high-touch service model.”

Headquartered in Cincinnati, Ohio, CarePoint Partners serviced approximately 20,500 patients annually and had 28 sites of service in nine states within the East Coast and Gulf Coast regions prior to BioScrip’s acquisition of CarePoint Partners. With the addition of CarePoint Partners, BioScrip will provide home infusion services to over 100,000 patients annually.

Jefferies LLC acted as BioScrip’s exclusive financial advisor in connection with the transaction and Polsinelli PC acted as BioScrip’s legal advisor.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care solutions. BioScrip partners with physicians, healthcare payors, government agencies, hospital systems and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by quality, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from 108 locations across 29 states.

Forward Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including statements regarding BioScrip’s goals, performance and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with BioScrip’s ability to integrate CarePoint Partners, as well as the risks described in BioScrip’s periodic filings with the Securities and Exchange Commission, including BioScrip’s annual report on Form 10-K for the year ended December 31, 2012. BioScrip does not undertake any duty to update these forward-looking statements after the date hereof, even though BioScrip’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929